LivePerson Announces First Quarter 2015 Financial Results

-- Revenue Increases 25% to Record High of $59.8 Million --

-- Ends First Quarter with More than 100 Enterprise and Mid-Market Brands on LiveEngage --

-- Adjusted EBITDA per Share Near High End of Guidance Range --

NEW YORK, May 11, 2015 /PRNewswire/ -- LivePerson, Inc. (NASDAQ: LPSN), a leading provider of digital engagement solutions, today announced financial results for the first quarter ended March 31, 2015.

Revenue
Total revenue was $59.8 million for the first quarter, an increase of 25% (28% constant currency) as compared to the same period last year. Within total revenue, business operations (B2B) revenue for the first quarter was $56.1 million. Revenue from consumer operations was $3.7 million.
LivePerson signed a total of 147 deals in the quarter, which includes the addition of 30 new customers. Revenue per enterprise and mid-market customer averaged $174,000 over the trailing twelve months ended in the first quarter of 2015, a 3% sequential increase as compared to the $168,000 calculated for the period ended in the fourth quarter of 2014. These figures are pro forma to exclude contributions from one large customer contract that ended.
"We ended the first quarter with more than 100 enterprise and mid-market customers on LiveEngage, and we are driving an acceleration of brands moving to the platform to transform how they deliver customer care and commerce," said CEO Robert LoCascio. "Our mobile capabilities, in particular, are gaining rapid traction, with interactions rising approximately 900% year over year, as brands align with consumers to enable connections that give users back their time and freedom. With the right combination of consumer readiness, technological availability and brand willingness, we have a strong foundation in place to move forward on a shared vision of meaningful connection."
Customer Expansion
During the first quarter, the Company signed contracts with the following new customers:

•	A multinational provider of automotive financial solutions

•	An international cable company

•	A European telecommunications provider

•	A global provider of communication and collaboration software

•	One of the nation's largest credit unions
The Company also expanded business with:

•	Several multinational telecommunications firms

•	A large North American retailer

•	CommonWealth Bank of Australia, a leading financial services institution for the Asia-Pacific region

•	A leading developer of financial and tax preparation software

•	A global provider of security and alarm monitoring services

Net Loss
Net loss for the first quarter of 2015 was $2.1 million or $0.04 per share, as compared to net loss of $0.8 million or $0.01 per share in the first quarter of 2014.
Adjusted Net Income and Adjusted EBITDA
Adjusted net income for the first quarter of 2015 was $2.4 million or $0.04 per share, as compared to $2.5 million or $0.05 per share in the first quarter of 2014. Adjusted net income excludes amortization of purchased intangibles, stock-based compensation and the related income tax effect of these adjustments.
Adjusted EBITDA for the first quarter of 2015 was $5.5 million or $0.10 per share, as compared to $4.8 million or $0.09 per share in the first quarter of 2014. Adjusted EBITDA excludes other income/(expense), taxes, depreciation, amortization of purchased intangibles, stock-based compensation and other non-cash charges, if any.
A reconciliation of the non-GAAP financial measures to GAAP measures has been provided in the financial tables included in this press release. An explanation of the non-GAAP financial measures and how they are calculated is included below under the heading "Non-GAAP Financial Measures."
Cash and Cash Equivalents
The Company's cash balance was $40.8 million at March 31, 2015 as compared to $49.4 million as of December 31, 2014. The Company used approximately $7.6 million of cash from operations and incurred capital expenditures of approximately $1.8 million as we refreshed our global data centers and built out a production infrastructure in the Asia Pacific region. The Company also spent approximately $2.1 million to repurchase shares of its common stock during the first quarter of 2015, as part of its previously announced stock repurchase program.
Financial Expectations
The Company is reducing its 2015 revenue guidance by $21 million when comparing the midpoint of its updated guidance range to the midpoint of its previous guidance range. The adjustment reflects the impact of one large customer contract that ended, an increase in foreign exchange headwinds, and a slightly slower start to the year than expected as the Company intensified its focus on bringing LiveEngage to the market.
LivePerson adjusted its expense plan to mitigate the bottom line impact and is reprioritizing on areas showing the highest growth potential. The Company will take a charge of approximately $2.5 million in the second quarter tied to these initiatives, which are anticipated to generate approximately $13 million of expense savings in 2015.
The Company's updated financial expectations are as follows:

Second Quarter 2015

Guidance
Revenue (in millions)	$58.5 - $59.5
Adjusted EBITDA (in millions)	$2.3 - $3.5
Diluted adjusted EBITDA per share	$0.04 - $0.06
Diluted adjusted net income per share	$0.00 - $0.02
GAAP net loss per share	$(0.14) - $(0.12)
Fully diluted share count	57.5 million

Full Year 2015

	Updated Guidance	Previous Guidance
Revenue (in millions)	$243.0 - $247.0	$263.0 - $269.0
Adjusted EBITDA (in millions)	$19.0 - $22.0	$26.5 - $29.5
Diluted adjusted EBITDA per share	$0.33 - $0.38	$0.46 - $0.51
Diluted adjusted net income per share	$0.10 - $0.15	$0.27 - $0.32
GAAP net loss per share	$(0.29) - $(0.24)	$(0.12) - $(0.07)
Fully diluted share count	57.8 million	57.5 million

Other Full Year 2015 Assumptions

•	A negative foreign exchange impact on revenue of more than $6 million, from $4 million previously

•	GAAP gross margin of approximately 70%, from approximately 75% previously

•	Amortization of purchased intangibles of approximately $8.0 million

•	Stock-compensation expense of approximately $12.5 million

•	Depreciation of approximately $12.0 million

•	Effective tax rate of approximately 0%

•	Capital expenditures of approximately $15 million

Stock-Based Compensation
Included in the accompanying financial results are expenses related to stock-based compensation, as follows (in thousands):

	Three Months Ended
	March 31,
	2015	2014
Cost of revenue	$328	$360
Sales and marketing	595	814
General and administrative	932	843
Product development	939	680
Total	$2,794	$2,697

Amortization of Purchased Intangibles
Included in the accompanying financial results are expenses related to the amortization of purchased intangibles, as follows (in thousands):

	Three Months Ended
	March 31,
	2015	2014
Cost of revenue	$839	$868
General and administrative	1,313	190
Total	$2,152	$1,058

Earnings Teleconference and Video Discussion Information
The Company will discuss its first quarter 2015 financial results during a teleconference today, May 11, 2015. To participate via telephone, callers should dial in five to ten minutes prior to the 5:00 p.m. Eastern start time; domestic callers (U.S. and Canada) should dial 877-322-9836, while international callers should dial 928-328-1244, and both should reference the conference ID "36319959." The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at http://www.liveperson.com/company/ir.
If you are unable to participate in the live call, the teleconference will be available for replay approximately two hours after the call. To access the replay, please call 855-859-2056 (U.S. and Canada) or 404-537-3406 (international). Please reference the conference ID "36319959." A replay will also be available on the investor relations section of the Company’s web site at http://www.liveperson.com/company/ir.
The Company will also post a video discussion of its first quarter results on YouTube. To view, click on the following link: http://www.youtube.com/user/myliveperson.

About LivePerson
LivePerson, Inc. (NASDAQ: LPSN) offers a cloud-based platform that enables businesses to proactively connect in real-time with their customers via chat, voice, and content delivery at the right time, through the right channel, including websites, social media, and mobile devices. This "intelligent engagement" is driven by real-time behavioral analytics, producing connections based on a true understanding of business objectives and customer needs.
For more information, please visit www.liveperson.com. To view other global press releases about LivePerson, please visit pr.liveperson.com.
Non-GAAP Financial Disclosure
Investors are cautioned that the following financial measures used in this press release are defined as “non-GAAP financial measures” by the Securities and Exchange Commission: adjusted EBITDA, or earnings/(loss) before other income/(expense), taxes, depreciation, amortization of purchased intangibles, stock-based compensation, other non-cash charges, if any; and adjusted net income, or net income excluding amortization of purchased intangibles, stock-based compensation and the related income tax effect of these adjustments. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation. In addition, although we have provided a reconciliation of these measures to the nearest comparable GAAP measures, they should not be construed as alternatives to any other measures of performance determined in accordance with generally accepted accounting principles, or as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We present this financial information because we believe that it is helpful to some investors as a measure of our performance. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.
Safe Harbor Provision
Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements.  Any such forward-looking statements, including but not limited to financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  It is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change.  Although these expectations may change, we are under no obligation to inform you if they do.  Actual events or results may differ materially from those contained in the projections or forward-looking statements.  Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: potential fluctuations in our quarterly revenue and operating results; competition in the markets for online sales, marketing and customer service solutions, and online consumer services; our ability to retain existing clients and attract new clients; risks related to new regulatory or other legal requirements that could materially impact our business; volatility of the value of certain currencies in relation to the U.S. dollar, particularly the currency of regions where we have operations; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks as we expand internationally and/or as we expand into direct-to-consumer services; impairments to goodwill that result in significant charges to earnings; responding to rapid technological change and changing client preferences; the adverse effect that the global economic downturn may have on our business and results of operations; our ability to retain key personnel, attract new personnel and to manage staff attrition; our ability to expand our operations internationally; risks related to the ability to successfully integrate past or potential future acquisitions; failures or security breaches in our services, those of our third party providers, or in the websites of our customers; risks related to the regulation or possible misappropriation of personal information belonging to our customers’ Internet users; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; privacy concerns relating to the Internet that could result in new legislation or negative public perception; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; risks related to protecting our intellectual property rights or potential infringement of the intellectual property rights of third parties; risks related to technological or other defects distributing our services; increased allowances for doubtful accounts as a result of an increasing amount of receivables due from customers with greater credit risk; delays in our implementation cycles; risks associated with the recent volatility in the capital markets; our ability to secure additional financing to execute our business strategy; risks associated with our current or any future stock repurchase programs, including whether such programs will enhance long-term stockholder value, and whether such stock repurchases could increase the volatility of the price of our common stock and diminish our cash reserves; our ability to license necessary third party software for use in our products and services, and our ability to successfully integrate third party software;  changes in accounting principles generally accepted in the United States; our ability to maintain our reputation; risks related to our complex products; our recognition of revenue from subscriptions; our lengthy sales cycles; risks related to our operations in Israel, and the civil and political unrest in that region; natural catastrophic events and interruption to our business by man-made problems; the high volatility of our stock price; and risks related to our common stock being traded on more than one securities exchange. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements.  Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended
	March 31,
	2015	2014
Revenue	$59,770	$47,828

Costs and expenses:
Cost of revenue	16,254	11,735
Sales and marketing	24,294	18,395
General and administrative	10,164	9,499
Product development	9,800	8,951
Amortization of purchased intangibles	1,313	190
Total cost and expenses	61,825	48,770

Loss from operations	(2,055)	(942)

Other expense	(231)	(83)

Loss before benefit from income taxes	(2,286)	(1,025)

Benefit from income taxes	(228)	(231)

Net loss	$(2,058)	$(794)

Net loss per share of common stock:
Basic	$(0.04)	$(0.01)
Diluted	$(0.04)	$(0.01)

Weighted-average shares used to compute net loss per share:
Basic	56,291,383	54,666,535
Diluted	56,291,383	54,666,535

LivePerson, Inc.
Reconciliation on Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)
Unaudited

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended
	March 31,
	2015	2014
Reconciliation of Adjusted EBITDA:
Net loss in accordance with GAAP	$(2,058)	$(794)
Add/(less):
Amortization of purchased intangibles	2,152	1,058
Stock-based compensation	2,794	2,697
Depreciation	2,578	1,981
Benefit from income taxes	(228)	(231)
Other expense, net	231	83
Adjusted EBITDA (1)	$5,469	$4,794
Diluted adjusted EBITDA per common share	$0.10	$0.09

Weighted average shares used in diluted adjusted EBITDA per common share	57,158,454	56,003,074

Reconciliation of Adjusted Net Income:
Net loss in accordance with GAAP	$(2,058)	$(794)
Add/(less)::
Amortization of purchased intangibles	2,152	1,058
Stock-based compensation	2,794	2,697
Income tax effect of non-GAAP items (2)	(526)	(422)
Adjusted net income	$2,362	$2,539
Diluted adjusted net income per common share	$0.04	$0.05

Weighted average shares used in diluted adjusted net income per common share	57,158,454	56,003,074

Reconciliation of Net Cash Used In Operating Activities:
Adjusted EBITDA (1)	$5,469	$4,794
Add/(less):
Changes in operating assets and liabilities	(14,269)	(8,136)
Provision for doubtful accounts	403	271
Benefit from income taxes	228	231
Deferred income taxes	820	(76)
Other expense, net	(231)	(83)
Net cash used in operating activities	$(7,580)	$(2,999)

(1) Earnings/(loss) before other income/(expense), taxes, depreciation, amortization of purchased intangibles, stock-based compensation and other non-cash charges.
(2) The Company's income tax effect does not include discrete items.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	March 31, 2015	December 31, 2014

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$40,836	$49,372
Accounts receivable, net	35,588	31,382
Prepaid expenses and other current assets	12,919	10,374
Deferred tax assets, net	1,236	2,575
Total current assets	90,579	93,703

Property and equipment, net	20,973	19,583
Intangibles, net	30,629	32,620
Goodwill	80,310	80,848
Deferred tax assets, net	11,281	10,762
Other assets	2,316	2,301
Total assets	$236,088	$239,817

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$12,568	$8,985
Accrued expenses and other current liabilities	31,531	37,772
Deferred revenue	10,216	11,992
Total current liabilities	54,315	58,749

Other liabilities	724	731
Total liabilities	55,039	59,480

Commitments and contingencies
Total stockholders' equity	181,049	180,337
Total liabilities and stockholders' equity	$236,088	$239,817

Investor contact:
Matthew Kempler
212-609-4214
mkempler@liveperson.com

Media contact:
Erin Kang
212-609-4256
ekang@liveperson.com